ACXIOM ANNOUNCES SECOND QUARTER RESULTS

Connectivity Posts Record Revenue and Double-Digit Segment Margin

Strengthens Full-Year EPS Guidance

Repurchases 860,000 Shares in the Quarter

CONWAY, Ark., November 1, 2017-Acxiom® (Nasdaq: ACXM), the data foundation for the world's best marketers, today announced financial results for its second quarter ended September 30, 2017.

Financial Highlights

•
Revenue: Total revenue was $225 million, up 4% compared to the second quarter of last year. Year-over-year revenue growth was negatively impacted by $8 million associated with the fiscal year 2017 divestiture of Acxiom Impact.

•	Operating Income: GAAP operating income was break-even compared to operating income of $7 million in the prior year. Non-GAAP operating income grew 27% to approximately $31 million.

•	Earnings (Loss) per Share: GAAP loss per share was $0.04 compared to earnings per share of $0.09 in the prior year. Non-GAAP diluted earnings per share were $0.22 compared to $0.18 a year ago.

•	Operating Cash Flow: Operating cash flow was $28 million, down from $35 million in the prior year.

•
Free Cash Flow to Equity: Free cash flow to equity was $20 million, down from $30 million in the prior year. Prior year free cash flow to equity includes proceeds of $17 million associated with the divestiture of Acxiom Impact compared to $4 million in the current quarter. For the trailing twelve-month period, free cash flow to equity improved to $68 million, up from $39 million in the comparable period.

Segment Results
$M

Connectivity	Q218	Q217	Y/Y Δ
Revenue	$52	$33	58%
Gross Profit	$35	$20	78%
Gross Margin	67%	60%	740 bps
Segment Operating Income	$6	$2	244%
Segment Margin	11%	5%	590 bps

Audience Solutions	Q218	Q217	Y/Y Δ
Revenue	$79	$79	0%
Gross Profit	$48	$48	1%
Gross Margin	61%	61%	20 bps
Segment Operating Income	$29	$30	-2%
Segment Margin	37%	38%	(80 bps)

Marketing Services	Q218	Q217	Y/Y Δ
Revenue	$94	$106	(11)%
Gross Profit	$34	$34	0%
Gross Margin	36%	33%	390 bps
Segment Operating Income	$22	$20	10%
Segment Margin	23%	19%	450 bps

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“In the second quarter, we strengthened our position as the leader in omnichannel identity and data connectivity,” said Acxiom CEO Scott Howe. “Our solid financial results are bolstered by continued innovation and our commitment to clients. During the quarter, we launched IdentityLink for Agencies, announced a groundbreaking new partnership with American Express and were recognized by Citibank for our high levels of service and performance.”

Recent Business Highlights

•
LiveRamp® added approximately 25 new direct clients during the quarter and added over 25 new partner integrations. Marketers can now onboard and activate their data across a growing network of 550 publishers and marketing technology providers.

•
LiveRamp launched IdentityLink™ for Agencies. This solution allows agencies to scale people-based marketing capabilities across platforms and channels for their clients. The launch also marks the completion of a multi-year initiative to provide all key participants in the marketing ecosystem - brands, technology platforms, data owners, publishers, and now agencies - with a universal, people-based identifier.

•
Acxiom and Amex Advance announced the launch of a joint data-driven offering to predict purchase intent across the broad U.S. consumer population. By combining spending insights from American Express’ network with Acxiom’s InfoBase® data and first-party customer data, marketers can more effectively engage consumers with relevant offers when they are most ready to buy.

•	Acxiom was recognized by Citibank with a Citi Supplier Award for its high level of performance and service. Acxiom was the only supplier to earn a Citi Supplier Award for two consecutive years.

•
Acxiom repurchased 860,000 shares for approximately $20 million during the quarter. Since the inception of its share repurchase program in August 2011, Acxiom has repurchased 17.7 million shares for $306 million, with $94 million remaining under authorization.

Financial Outlook

Acxiom’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, restructuring charges and business separation costs.

For fiscal 2018, Acxiom expects to report:

•	Revenue of between $920 million and $930 million, an increase of between 7% and 8% year-over-year after adjusting for the Acxiom Impact divestiture

•	GAAP diluted loss per share of between $0.08 and $0.04

•	Non-GAAP diluted earnings per share of between $0.80 and $0.85, an increase of between 13% and 20% year-over-year

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on our investor site. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom provides the data foundation for the world’s best marketers. We enable people-based marketing everywhere through a simple, open approach to connecting systems and data that drives seamless customer experiences and higher ROI. A leader in identity and ethical data use for more than 48 years, Acxiom helps thousands of clients and partners around the globe work together to create a world where all marketing is relevant. Acxiom is a registered trademark of Acxiom Corporation. For more information, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the expected revenue from the divisions may not be realized within the expected timeframe; the possibility that the integration of acquired businesses may not be successful as planned; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A. RISK FACTORS” in our Annual Report on

Form 10-K for the year ended March 31, 2017, which was filed with the Securities and Exchange Commission on May 26, 2017.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

For more information, contact:
Lauren Dillard
Acxiom Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

Acxiom, LiveRamp, IdentityLink, InfoBase and all other Acxiom marks contained herein are trademarks or service marks of Acxiom Corporation. All other marks are the property of their respective owners.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	September 30,
			$	%
	2017	2016	Variance	Variance

Revenues	225,240	217,267	7,973	3.7%

Cost of revenue	115,072	120,105	(5,033)	(4.2)%
Gross profit	110,168	97,162	13,006	13.4%
% Gross margin	48.9%	44.7%

Operating expenses:
Research and development	24,013	19,029	4,984	26.2%
Sales and marketing	50,118	37,847	12,271	32.4%
General and administrative	31,924	32,866	(942)	(2.9)%
Gains, losses and other items, net	3,660	300	3,360	1,120.0%
Total operating expenses	109,715	90,042	19,673	21.8%

Income from operations	453	7,120	(6,667)	(93.6)%
% Margin	0.2%	3.3%
Other income (expense):
Interest expense	(2,524)	(1,689)	(835)	(49.4)%
Other, net	192	(207)	399	192.8%
Total other expense	(2,332)	(1,896)	(436)	(23.0)%

Earnings (loss) before income taxes	(1,879)	5,224	(7,103)	(136.0)%

Income taxes	1,457	(1,916)	3,373	176.0%

Net earnings (loss)	(3,336)	7,140	(10,476)	(146.7)%

Basic earnings (loss) per share	(0.04)	0.09	(0.13)	(145.7)%

Diluted earnings (loss) per share	(0.04)	0.09	(0.13)	(146.7)%

Basic weighted average shares	79,235	77,446

Diluted weighted average shares	79,235	79,277

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Six Months Ended
	September 30,
			$	%
	2017	2016	Variance	Variance

Revenues	437,754	432,068	5,686	1.3%

Cost of revenue	229,032	242,924	(13,892)	(5.7)%
Gross profit	208,722	189,144	19,578	10.4%
% Gross margin	47.7%	43.8%

Operating expenses:
Research and development	47,576	37,681	9,895	26.3%
Sales and marketing	98,558	75,195	23,363	31.1%
General and administrative	64,280	60,372	3,908	6.5%
Gains, losses and other items, net	3,562	614	2,948	480.1%
Total operating expenses	213,976	173,862	40,114	23.1%

Income (loss) from operations	(5,254)	15,282	(20,536)	(134.4)%
% Margin	(1.2)%	3.5%
Other income (expense):
Interest expense	(4,866)	(3,501)	(1,365)	(39.0)%
Other, net	(480)	100	(580)	(580.0)%
Total other expense	(5,346)	(3,401)	(1,945)	(57.2)%

Earnings (loss) before income taxes	(10,600)	11,881	(22,481)	(189.2)%

Income taxes	(5,964)	765	(6,729)	(879.6)%

Net earnings (loss)	(4,636)	11,116	(15,752)	(141.7)%

Basic earnings (loss) per share	(0.06)	0.14	(0.20)	(140.9)%

Diluted earnings (loss) per share	(0.06)	0.14	(0.20)	(141.9)%

Basic weighted average shares	78,954	77,459

Diluted weighted average shares	78,954	79,317

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Earnings (loss) before income taxes	(1,879)	5,224	(10,600)	11,881

Income taxes	1,457	(1,916)	(5,964)	765

Net earnings (loss)	(3,336)	7,140	(4,636)	11,116

Earnings (loss) per share:

Basic	(0.04)	0.09	(0.06)	0.14

Diluted	(0.04)	0.09	(0.06)	0.14

Excluded items:
Purchased intangible asset amortization (cost of revenue)	6,021	3,890	11,987	7,967
Non-cash stock compensation (cost of revenue and operating expenses)	15,757	11,938	30,788	20,528
Restructuring and merger charges (gains, losses, and other)	3,660	300	3,562	614
Separation and transformation costs (general and administrative)	5,442	1,455	12,561	1,455

Total excluded items	30,880	17,583	58,898	30,564

Earnings before income taxes
and excluding items	29,001	22,807	48,298	42,445

Income taxes (2)	11,289	8,910	19,009	16,762

Non-GAAP net earnings	17,712	13,897	29,289	25,683

Non-GAAP earnings per share:

Basic	0.22	0.18	0.37	0.33

Diluted	0.22	0.18	0.36	0.32

Basic weighted average shares	79,235	77,446	78,954	77,459

Diluted weighted average shares	81,472	79,277	81,456	79,317

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 38.9% and 39.1% in the second quarter of fiscal 2018 and 2017, respectively, and 39.4% and 39.5% for the six months ended September 30, 2017 and 2016, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Income (loss) from operations	453	7,120	(5,254)	15,282

Excluded items:
Purchased intangible asset amortization (cost of revenue)	6,021	3,890	11,987	7,967
Non-cash stock compensation (cost of revenue and operating expenses)	15,757	11,938	30,788	20,528
Restructuring and merger charges (gains, losses, and other)	3,660	300	3,562	614
Separation and transformation costs (general and administrative)	5,442	1,455	12,561	1,455

Total excluded items	30,880	17,583	58,898	30,564

Income from operations before excluded items	31,333	24,703	53,644	45,846

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	September 30,
			$	%
	2017	2016	Variance	Variance

Revenues
Marketing Services	94,042	105,679	(11,637)	(11.0)%
Audience Solutions	78,814	78,526	288	0.4%
Connectivity	52,384	33,062	19,322	58.4%
Total operating segment revenues	225,240	217,267	7,973	3.7%

Gross profit
Marketing Services	34,320	34,480	(160)	(0.5)%
Audience Solutions	48,321	47,998	323	0.7%
Connectivity	35,292	19,843	15,449	77.9%
Total operating segment gross profit	117,933	102,321	15,612	15.3%

Gross margin %
Marketing Services	36.5%	32.6%
Audience Solutions	61.3%	61.1%
Connectivity	67.4%	60.0%
Total operating segment gross margin	52.4%	47.1%

Income from operations
Marketing Services	21,874	19,837	2,037	10.3%
Audience Solutions	29,497	29,972	(475)	(1.6)%
Connectivity	5,715	1,663	4,052	243.7%
Total operating segment income from operations	57,086	51,472	5,614	10.9%

Operating income margin %
Marketing Services	23.3%	18.8%
Audience Solutions	37.4%	38.2%
Connectivity	10.9%	5.0%
Total operating segment operating margin	25.3%	23.7%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended
	September 30,
			$	%
	2017	2016	Variance	Variance

Revenues
Marketing Services	185,636	215,394	(29,758)	(13.8)%
Audience Solutions	154,548	152,270	2,278	1.5%
Connectivity	97,570	64,404	33,166	51.5%
Total operating segment revenues	437,754	432,068	5,686	1.3%

Gross profit
Marketing Services	65,678	71,946	(6,268)	(8.7)%
Audience Solutions	95,531	89,910	5,621	6.3%
Connectivity	62,817	37,418	25,399	67.9%
Total operating segment gross profit	224,026	199,274	24,752	12.4%

Gross margin %
Marketing Services	35.4%	33.4%
Audience Solutions	61.8%	59.0%
Connectivity	64.4%	58.1%
Total operating segment gross margin	51.2%	46.1%

Income from operations
Marketing Services	41,658	39,982	1,676	4.2%
Audience Solutions	58,039	55,068	2,971	5.4%
Connectivity	5,667	1,954	3,713	190.0%
Total operating segment income from operations	105,364	97,004	8,360	8.6%

Operating income margin %
Marketing Services	22.4%	18.6%
Audience Solutions	37.6%	36.2%
Connectivity	5.8%	3.0%
Total operating segment operating margin	24.1%	22.5%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF SEGMENT RESULTS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,

	2017	2016	2017	2016

Total operating segment gross profit	117,933	102,321	224,026	199,274

Less:
Purchased intangible asset amortization	6,021	3,890	11,987	7,967
Non-cash stock compensation	1,744	1,269	3,317	2,163

Gross profit	110,168	97,162	208,722	189,144

Total operating segment income from operations	57,086	51,472	105,364	97,004

Less:
Corporate expenses	25,753	26,769	51,720	51,158
Purchased intangible asset amortization	6,021	3,890	11,987	7,967
Non-cash stock compensation	15,757	11,938	30,788	20,528
Restructuring charges	3,660	300	3,562	614
Separation and transformation costs	5,442	1,455	12,561	1,455

Income (loss) from operations	453	7,120	(5,254)	15,282

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net earnings (loss)	(3,336)	7,140	(4,636)	11,116

Income taxes	1,457	(1,916)	(5,964)	765

Other expense	(2,332)	(1,896)	(5,346)	(3,401)

Income (loss) from operations	453	7,120	(5,254)	15,282

Depreciation and amortization	21,409	20,360	42,519	41,150

EBITDA	21,862	27,480	37,265	56,432

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	15,757	11,938	30,788	20,528
Gains, losses, and other items, net	3,660	300	3,562	614
Separation and transformation costs (general and administrative)	5,442	1,455	12,561	1,455

Other adjustments	24,859	13,693	46,911	22,597

Adjusted EBITDA	46,721	41,173	84,176	79,029

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,	$	%
	2017	2017	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	169,507	170,343	(836)	(0.5)%
Trade accounts receivable, net	141,285	142,768	(1,483)	(1.0)%
Refundable income taxes	9,718	7,098	2,620	36.9%
Other current assets	47,394	48,310	(916)	(1.9)%
Total current assets	367,904	368,519	(615)	(0.2)%

Property and equipment	477,999	476,281	1,718	0.4%
Less - accumulated depreciation and amortization	326,944	320,307	6,637	2.1%
Property and equipment, net	151,055	155,974	(4,919)	(3.2)%

Software, net of accumulated amortization	41,087	47,638	(6,551)	(13.8)%
Goodwill	592,845	592,731	114	—%
Purchased software licenses, net of accumulated amortization	6,765	7,972	(1,207)	(15.1)%
Deferred income taxes	12,309	10,261	2,048	20.0%
Other assets, net	44,807	51,443	(6,636)	(12.9)%

	1,216,772	1,234,538	(17,766)	(1.4)%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	2,089	39,819	(37,730)	(94.8)%
Trade accounts payable	46,966	40,208	6,758	16.8%
Accrued payroll and related expenses	28,455	53,238	(24,783)	(46.6)%
Other accrued expenses	57,914	59,861	(1,947)	(3.3)%
Deferred revenue	29,411	37,087	(7,676)	(20.7)%
Total current liabilities	164,835	230,213	(65,378)	(28.4)%

Long-term debt	228,045	189,241	38,804	20.5%

Deferred income taxes	54,256	58,374	(4,118)	(7.1)%

Other liabilities	16,540	17,730	(1,190)	(6.7)%
Stockholders' equity:
Common stock	13,478	13,288	190	1.4%
Additional paid-in capital	1,197,083	1,154,429	42,654	3.7%
Retained earnings	600,215	602,609	(2,394)	(0.4)%
Accumulated other comprehensive income	9,410	7,999	1,411	17.6%
Treasury stock, at cost	(1,067,090)	(1,039,345)	(27,745)	(2.7)%
Total stockholders' equity	753,096	738,980	14,116	1.9%

	1,216,772	1,234,538	(17,766)	(1.4)%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net earnings (loss)	(3,336)	7,140
Non-cash operating activities:
Depreciation and amortization	21,409	20,360
Loss (gain) on disposal or impairment of assets	2,248	(629)
Deferred income taxes	(5,735)	(5,861)
Non-cash stock compensation expense	15,758	11,914
Changes in operating assets and liabilities:
Accounts receivable	(9,344)	(11,051)
Other assets	(171)	(1,704)
Accounts payable and other liabilities	10,231	19,241
Deferred revenue	(3,250)	(3,928)
Net cash provided by operating activities	27,810	35,482
Cash flows from investing activities:
Capitalized software	(3,756)	(3,893)
Capital expenditures	(7,630)	(9,845)
Data acquisition costs	(233)	(247)
Net cash received in disposition	4,000	16,988
Net cash provided by (used in) investing activities	(7,619)	3,003
Cash flows from financing activities:
Payments of debt	(578)	(8,058)
Sale of common stock, net of stock acquired for withholding taxes	6,234	4,326
Excess tax benefits from share-based compensation	—	901
Acquisition of treasury stock	(19,776)	(10,335)
Net cash used in financing activities	(14,120)	(13,166)
Effect of exchange rate changes on cash	290	(70)

Net change in cash and cash equivalents	6,361	25,249
Cash and cash equivalents at beginning of period	163,146	150,160
Cash and cash equivalents at end of period	169,507	175,409

Supplemental cash flow information:
Cash paid during the period for:
Interest	2,387	1,704
Income taxes	470	273

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Six Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net earnings (loss)	(4,636)	11,116
Non-cash operating activities:
Depreciation and amortization	42,519	41,150
Loss (gain) on disposal or impairment of assets	2,411	(629)
Accelerated deferred debt costs	720	—
Deferred income taxes	(3,238)	(6,539)
Non-cash stock compensation expense	30,796	20,504
Changes in operating assets and liabilities:
Accounts receivable	2,616	(1,564)
Other assets	(3,548)	3,679
Accounts payable and other liabilities	(26,842)	(21,780)
Deferred revenue	(8,037)	(9,705)
Net cash provided by operating activities	32,761	36,232
Cash flows from investing activities:
Capitalized software	(7,144)	(7,875)
Capital expenditures	(14,518)	(20,539)
Data acquisition costs	(423)	(267)
Net cash received in disposition	4,000	16,988
Net cash used in investing activities	(18,085)	(11,693)
Cash flows from financing activities:
Proceeds from debt	230,000	—
Payments of debt	(226,150)	(16,111)
Fees for debt refinancing	(4,001)	—
Sale of common stock, net of stock acquired for withholding taxes	3,695	7,300
Excess tax benefits from share-based compensation	—	1,415
Acquisition of treasury stock	(19,776)	(30,542)
Net cash used in financing activities	(16,232)	(37,938)
Effect of exchange rate changes on cash	720	(821)

Net change in cash and cash equivalents	(836)	(14,220)
Cash and cash equivalents at beginning of period	170,343	189,629
Cash and cash equivalents at end of period	169,507	175,409

Supplemental cash flow information:
Cash paid during the period for:
Interest	4,762	3,962
Income taxes	824	197

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	YTD FY2018

Net Cash Provided by Operating Activities	750	35,482	48,933	30,665	115,830	4,951	27,810	32,761

Less (plus):
Capitalized software	(3,982)	(3,893)	(3,296)	(3,306)	(14,477)	(3,388)	(3,756)	(7,144)
Capital expenditures	(10,694)	(9,845)	(9,557)	(17,897)	(47,993)	(6,888)	(7,630)	(14,518)
Data acquisition costs	(20)	(247)	(196)	(418)	(881)	(190)	(233)	(423)
Required debt payments	(8,053)	(8,058)	(8,062)	(8,070)	(32,243)	(572)	(578)	(1,150)
Net cash received in disposition	—	16,988	—	—	16,988	—	4,000	4,000
Proceeds from sales of assets	—	—	—	25,494	25,494	—	—	—

Free Cash Flow to Equity	(21,999)	30,427	27,822	26,468	62,718	(6,087)	19,613	13,526

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									Q2 FY18 to Q2 FY17
	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	YTD FY2018%		$
Revenues	214,801	217,267	223,312	224,867	880,247	212,514	225,240	437,754	3.7%	7,973

Cost of revenue	122,819	120,105	116,468	118,294	477,686	113,960	115,072	229,032	(4.2)%	(5,033)
Gross profit	91,982	97,162	106,844	106,573	402,561	98,554	110,168	208,722	13.4%	13,006
% Gross margin	42.8%	44.7%	47.8%	47.4%	45.7%	46.4%	48.9%	47.7%

Operating expenses
Research and development	18,652	19,029	20,950	23,478	82,109	23,563	24,013	47,576	26.2%	4,984
Sales and marketing	37,348	37,847	43,048	48,433	166,676	48,440	50,118	98,558	32.4%	12,271
General and administrative	27,506	32,866	31,620	37,721	129,714	32,356	31,924	64,280	(2.9)%	(942)
Gains, losses and other items, net	314	300	2,111	5,650	8,373	(98)	3,660	3,562	1,121.6%	3,360
Total operating expenses	83,820	90,042	97,729	115,282	386,872	104,261	109,715	213,976	21.8%	19,673

Income (loss) from operations	8,162	7,120	9,115	(8,709)	15,689	(5,707)	453	(5,254)	(93.6)%	(6,667)
% Margin	3.8%	3.3%	4.1%	(3.9)%	1.8%	(2.7)%	0.2%	(1.2)%
Other income (expense)
Interest expense	(1,812)	(1,689)	(1,743)	(2,137)	(7,381)	(2,342)	(2,524)	(4,866)	(49.4)%	(835)
Other, net	307	(207)	35	199	334	(672)	192	(480)	192.8%	399
Total other expense	(1,505)	(1,896)	(1,708)	(1,937)	(7,047)	(3,014)	(2,332)	(5,346)	(23.0)%	(436)

Earnings (loss) before income taxes	6,657	5,224	7,407	(10,646)	8,642	(8,721)	(1,879)	(10,600)	(136.0)%	(7,103)
Income taxes	2,681	(1,916)	6,334	(2,565)	4,534	(7,421)	1,457	(5,964)	176.0%	3,373

Net earnings (loss)	3,976	7,140	1,073	(8,081)	4,108	(1,300)	(3,336)	(4,636)	(146.7)%	(10,476)

Diluted earnings (loss) per share	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	(0.06)	(146.7)%	(0.13)

Some earnings (loss) per share amounts may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	YTD FY2018
Earnings (loss) before income taxes	6,657	5,224	7,407	(10,646)	8,642	(8,721)	(1,879)	(10,600)
Income taxes	2,681	(1,916)	6,334	(2,565)	4,534	(7,421)	1,457	(5,964)
Net earnings (loss)	3,976	7,140	1,073	(8,081)	4,108	(1,300)	(3,336)	(4,636)

Earnings (loss) per share:
Basic	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	(0.06)
Diluted	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	(0.06)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,077	3,890	4,621	6,056	18,644	5,966	6,021	11,987
Non-cash stock compensation (cost of revenue and operating expenses)	8,590	11,938	13,427	15,190	49,145	15,031	15,757	30,788
Restructuring and merger charges (gains, losses, and other)	314	300	2,111	7,321	10,045	(98)	3,660	3,562
Gain on sales of assets (gains, losses and other)	—	—	—	(1,671)	(1,671)	—	—	—
Separation and transformation costs (general and administrative)	—	1,455	4,118	3,066	8,639	7,119	5,442	12,561
Total excluded items	12,981	17,583	24,277	29,962	84,803	28,018	30,880	58,898

Earnings before income taxes and excluding items	19,638	22,807	31,684	19,315	93,444	19,297	29,001	48,298
Income taxes	7,852	8,910	12,751	7,139	36,652	7,720	11,289	19,009
Non-GAAP net earnings	11,786	13,897	18,933	12,177	56,792	11,577	17,712	29,289

Non-GAAP earnings per share:
Basic	0.15	0.18	0.24	0.16	0.73	0.15	0.22	0.37
Diluted	0.15	0.18	0.24	0.15	0.71	0.14	0.22	0.36

Basic weighted average shares	77,471	77,446	77,507	78,012	77,609	78,672	79,235	78,954
Diluted weighted average shares	79,353	79,277	79,851	80,912	79,848	81,440	81,472	81,456

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
									Q2 FY18 to Q2 FY17
	6/30/2016	9/30/2016	12/31/2016	3/31/2017	FY2017	6/30/2017	9/30/2017	YTD FY2018%		$
Revenues:
Marketing Services	109,715	105,679	101,177	94,269	410,840	91,594	94,042	185,636	(11.0)%	(11,637)
Audience Solutions	73,744	78,526	83,399	86,396	322,065	75,734	78,814	154,548	0.4%	288
Connectivity	31,342	33,062	38,736	44,203	147,342	45,186	52,384	97,570	58.4%	19,322

Total operating segment revenues	214,801	217,267	223,312	224,867	880,247	212,514	225,240	437,754	3.7%	7,973

Gross profit:
Marketing Services	37,466	34,480	37,494	31,207	140,647	31,358	34,320	65,678	(0.5)%	(160)
Audience Solutions	41,912	47,998	53,120	55,154	198,185	47,210	48,321	95,531	0.7%	323
Connectivity	17,575	19,843	23,091	27,742	88,251	27,525	35,292	62,817	77.9%	15,449

Total operating segment gross profit	96,953	102,321	113,705	114,104	427,084	106,093	117,933	224,026	15.3%	15,612

Gross margin %:
Marketing Services	34.1%	32.6%	37.1%	33.1%	34.2%	34.2%	36.5%	35.4%
Audience Solutions	56.8%	61.1%	63.7%	63.8%	61.5%	62.3%	61.3%	61.8%
Connectivity	56.1%	60.0%	59.6%	62.8%	59.9%	60.9%	67.4%	64.4%

Total operating segment gross margin	45.1%	47.1%	50.9%	50.7%	48.5%	49.9%	52.4%	51.2%

Income (loss) from operations:
Marketing Services	20,145	19,837	21,127	19,513	80,622	19,784	21,874	41,657	10.3%	2,037
Audience Solutions	25,096	29,972	34,572	33,598	123,238	28,542	29,497	58,039	(1.6)%	(475)
Connectivity	291	1,663	1,877	1,502	5,333	(48)	5,715	5,667	243.7%	4,052

Total operating segment income from operations	45,532	51,472	57,576	54,613	209,193	48,277	57,086	105,364	10.9%	5,614

Operating income (loss) margin %:
Marketing Services	18.4%	18.8%	20.9%	20.7%	19.6%	21.6%	23.3%	22.4%
Audience Solutions	34.0%	38.2%	41.5%	38.9%	38.3%	37.7%	37.4%	37.6%
Connectivity	0.9%	5.0%	4.8%	3.4%	3.6%	(0.1)%	10.9%	5.8%

Total operating segment operating margin	21.2%	23.7%	25.8%	24.3%	23.8%	22.7%	25.3%	24.1%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the year ending
	March 31, 2018

	Low Range	High Range

Earnings (loss) before income taxes	(500)	5,000

Income taxes	6,000	8,500

Net loss	(6,500)	(3,500)

Diluted loss per share	$(0.08)	$(0.04)

Excluded items:
Purchased intangible asset amortization	24,000	24,000
Non-cash stock compensation	65,000	65,000
Gains, losses and other items, net	4,000	4,000
Separation and transformation costs	17,500	17,500

Total excluded items	110,500	110,500

Earnings before income taxes and excluding items	110,000	115,500

Income taxes (2)	44,000	45,600

Non-GAAP net earnings	66,000	69,900

Non-GAAP diluted earnings per share	$0.80	$0.85

Basic weighted average shares	79,500	79,500

Diluted weighted average shares	82,500	82,500

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 39.5% to 40.0%. The difference between our GAAP and Non-GAAP tax rates was due to the effect of excluded items.

APPENDIX A
ACXIOM CORPORATION
Q2 FISCAL 2018 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior and current year, we are incurring expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We expect to complete these current projects in this fiscal year. We believe excluding these items from our non-GAAP financials measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS and Non-GAAP Income (loss) from Operations: Our non-GAAP earnings per share and Non-GAAP income (loss) from operations reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income (loss) from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.